UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/30/2009

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2009, Dynavax Technologies Corporation ("Dynavax" or the "Company") completed the acquisition of all of the outstanding equity securities of Symphony Dynamo, Inc. ("SDI") from Symphony Dynamo Holdings LLC ("Holdings") pursuant to the option granted to Dynavax under the Amended and Restated Purchase Option Agreement, dated as of November 9, 2009, by and among the Company, Holdings and SDI. In connection with the closing of this transaction, the Company acquired approximately $20 million in cash held by SDI, reacquired the rights to its proprietary technology for hepatitis C and cancer therapies issued to Symphony Capital Partners, L.P. and certain co-investors (the "Symphony Dynamo Investors"):

(i) 13,000,000 shares of the Company's common stock (the "Shares"),

(ii) Warrants to purchase an aggregate of 2,000,000 shares of the Company's common stock (the "Warrants"), pursuant to a Warrant Purchase Agreement dated as of November 9, 2009, by and between the Company and Holdings, and
(iii) A Promissory Note ("Note") in the principal amount of $15 million due December 31, 2012, payable in cash, our common stock or a combination thereof.

Upon the closing of the transaction, SDI became a wholly owned subsidiary of the Company. In April 2006, the Company entered into a series of related agreements with Symphony Capital Partners, L.P. ("Symphony"), Holdings and SDI, pursuant to which Holdings formed and capitalized SDI to fund development of certain ISS compounds for cancer, hepatitis B and hepatitis C therapies (the "Development Programs") in exchange for a commitment from Symphony to provide $50 million of capital to advance the Development Programs. As part of the arrangement, Dynavax received an exclusive purchase option (the "Purchase Option") to acquire all the Development Programs through the purchase of all of the equity in SDI at specified prices. In April 2007, Dynavax exercised its Program Option for the hepatitis B program. The exercise of this Program Option triggered a payment obligation of $15 million which was either (a) due to Symphony upon the expiration of the SDI collaboration in 2011 if the Purchase Option was not exercised; or (b) included as part of the applicable purchase price upon exercise of the Purchase Option. The Company has historically consolidated the assets, liabilities and financial results of SDI into its financial statements since the grant of the purchase option at the inception of the arrangements with Symphony in April 2006 as described above.

Upon the issuance of the Warrants, the warrants initially issued to Holdings on April 28, 2006 for the purchase of 2,000,000 shares of the Company's common stock at an exercise price of $7.32 per share, which warrants otherwise had terms and conditions that were substantially similar to those of the Warrants, were cancelled. The Warrants issued upon closing of the transaction have an exercise price of $1.94 per share and a cashless exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender such Warrants and receive a net amount of shares based on the fair market value of the Company's common stock at the time of exercise of such Warrants after deduction of the aggregate exercise price. The Warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon exercise in the event of certain stock dividends, stock splits, reorganizations and reclassifications. In the event of a merger or acquisition in which the surviving or resulting parent entity is an entity other than the Company, the Warrants also provide for the issuance of a replacement warrant that is exercisable for shares of the surviving entity or the surrender of such Warrants in consideration of a specified cash payment for each share of the Company's common stock subject to such Warrants, depending on the consideration paid by the surviving entity in such transaction. The Warrants will terminate on December 30, 2014, if not earlier exercised.

The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares and the shares of the Company's common stock issuable upon exercise of the Warrants pursuant to the Amended and Restated Registration Rights Agreement, dated as of November 9, 2009, between the Company and Holdings (the "Registration Rights Agreement"). In addition, Holdings is entitled to receive payments from the Company equal to 50% of the first $50 million from any upfront, pre-commercialization milestone or similar payments received by the Company from any agreement with a third party with respect to the development and/or commercialization of the Dynavax's hepatitis C and cancer therapies.

On December 30, 2009, in connection with the closing of this transaction, the Company and Holdings entered into an agreement (the "Corporate Governance Agreement") pursuant to which the Company agreed to nominate and use its commercially reasonable efforts to cause to be elected and cause to remain as a director on the Company's board of directors one individual designated by Holdings (as determined in its sole discretion) and one individual who shall be an independent third party designated by Holdings and reasonably acceptable to the Company, for so long as Holdings and its affiliates beneficially own more than 10% of the total outstanding shares of the Company's common stock. Pursuant to the Corporate Governance Agreement, Holdings also agreed, for so long as Holdings and its affiliates beneficially own more than 10% of the total outstanding shares of the Company's common stock, to certain limitations on its ability to acquire additional Company securities, vote its shares or take certain actions intended to influence control of the Company.

The foregoing summary of the closing of this transaction is not complete and is qualified in its entirety by reference to the Amended and Restated Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, and the Note and related agreements which will be filed with the Dynavax Annual Report on Form 10-K for the year ended December 31, 2009.

On January 4, 2010, the Company issued a press release announcing the closing of the transaction described above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.01.    Completion of Acquisition or Disposition of Assets

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The Company believes that each of the Symphony Dynamo Investors are "accredited investors," and the issuance of the Shares and the Warrants was therefore made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on December 30, 2009, the Board of Directors (the "Board") of Dynavax elected Mark Kessel as a Class I director to serve until the 2010 Annual Meeting of Stockholders. In accordance with the Corporate Governance Agreement, dated as of December 30, 2009, between the Company and Holdings, the Company had agreed to nominate and use its commercially reasonable efforts to cause to be elected and cause to remain as a director on the Board one (1) individual designated by Holdings. Mr. Kessel is such director designee. Mr. Kessel is a partner of Symphony Capital LLC. Pursuant to the terms of an offer letter between Dynavax and Mr. Kessel and the compensation policies of Dynavax with respect to outside directors, Mr. Kessel received the following as of his date of election:

1.   Pursuant to the Dynavax 2004 Non-Employee Directors' Option Plan (the "Directors' Plan"), Mr. Kessel was granted an initial non-qualified stock option to purchase 20,000 shares of Dynavax common stock, with an exercise price equal to the fair market value on the date of grant, vesting over four years in equal annual installments;

2.   Pursuant to the Directors' Plan, Mr. Kessel will automatically receive a non-qualified option to purchase an additional 10,000 shares of Dynavax common stock at each annual meeting of Dynavax's stockholders (with respect to the first such grant, the option will be pro-rated such that the fraction of such 10,000 shares shall equal the fraction of the year that he serves until the 2010 annual meeting), with an exercise price equal to the fair market value on the date of grant, vesting on the first anniversary of the grant; and

3.   Mr. Kessel will receive an annual retainer of $20,000, payable in equal quarterly installments in arrears, $2,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 30, 2009, the stockholders of the Company approved an amendment to the Company's Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $0.001 from 100,000,000 shares to 150,000,000 shares. The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Amendment"), filed with the Secretary of State of the State of Delaware on December 30, 2009. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01.    Financial Statements and Exhibits

(a) The Company has historically consolidated the assets, liabilities and financial results of SDI into its financial statements since April 2006.

(b) The disclosures provided in the Company's Schedule 14A filed on December 3, 2009 are hereby incorporated by reference into this Item 9.01(b).

(d) Exhibit

Exhibit No.        Description
3.1               Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 30, 2009.

99.1               Press Release, dated January 4, 2010, titled "Dynavax Completes Symphony Dynamo Acquisition."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: January 04, 2010	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 30, 2009.
EX-99.1	Press Release, dated January 4, 2010, titled "Dynavax Completes Symphony Dynamo Acquisition."